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              Securities Exchange Act of 1934 (Amendment No.   )

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                           AXP Strategy Series, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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

(logo)
American
    Express (R)
  Partners Funds

AXP(R) Partners
    Small Cap
          Growth
              Fund

901 Marquette Avenue South, Suite 2810
Minneapolis, MN 55402-3268

INFORMATION STATEMENT

(logo)
AMERICAN
  (R)EXPRESS

American Express Funds
70100 AXP Financial Center
Minneapolis, MN 55474


Oct. 1, 2003


Dear Shareholder:

Effective Aug. 18, 2003, two of the subadvisers on the AXP Partners Small Cap Growth Fund, INVESCO Funds Group, Inc. (INVESCO) and Neuberger Berman Management, Inc. (Neuberger Berman), were replaced with three new subadvisers:
Bjurman, Barry & Associates (BB&A), Turner Investment Partners, Inc. (Turner) and UBS Global Asset Management (Americas) Inc. (UBS).

RS Investment Management, L.P. (RSIM) continues as a subadviser on a portion of the Fund.

The addition of the new subadvisers brings a more diverse management style to the Fund, ranging from conservative growth to aggressive growth and will provide a more compelling risk/reward profile as a whole. The Fund's investment objective remains the same, which is to provide shareholders with long-term capital growth. The Fund continues to invest primarily in Russell 2000 Growth Index stocks, looking for companies that show potential for greater-than-average growth in earnings and revenues.

American Express constantly seeks top talent in the investment industry to manage its Partners Funds, giving investors the unique opportunity to benefit from the combination of top-tier outside money management and American Express Funds service. Through a combination of experience and investment talent, Turner, BB&A and UBS will partner with RSIM to form an investment team that will benefit you in the long term.

Thank you for investing in American Express Partners Funds. Please consult with your financial advisor for further information regarding your investment.

Sincerely,

Paula R. Meyer

President - American Express Funds

Stocks of small companies generally may be subject to abrupt or erratic price movements more so than stocks of larger companies. Some of these companies also have fewer financial resources.

For more complete information about our funds, including fees and expenses, please call (800) 297-3863, TTY: (800) 846-4852 for a prospectus. Read it carefully before you invest.

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2   --   AXP PARTNERS SMALL CAP GROWTH FUND   --   INFORMATION STATEMENT

INFORMATION STATEMENT


This information statement is being provided to the shareholders of AXP Partners Small Cap Growth Fund (the "Fund") in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission. This exemptive order permits American Express Financial Corporation ("AEFC"), subject to approval of the Board of Directors (the "Board"), to select the subadviser AEFC believes to be best suited to achieve the Fund's investment objective. For example, a Fund may exercise this authority in order to hire an additional subadviser, to replace a subadviser or if there is a change in control of a subadviser. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This information statement is being mailed to shareholders of the Funds on or about Oct. 1, 2003.


THE FUND AND ITS MANAGEMENT AGREEMENTS

The Fund is a series of AXP Strategy Series, Inc. (the "Corporation"). The Corporation has entered into an Investment Management Services Agreement (the "IMS Agreement") with AEFC dated Dec. 1, 2002. AEFC selects subadvisers to manage the investment portfolio of the Fund, reviews and monitors the performance of these subadvisers on an ongoing basis and recommends changes to subadvisers as appropriate. AEFC, subject to the approval of the Board, also is responsible for allocating assets among subadvisers if a fund has more than one subadviser. As compensation for its services, AEFC receives a management fee from the Fund and AEFC is responsible for payment of all fees to the subadvisers. Your Fund, therefore, pays no fees directly to the subadvisers.

AEFC recommends subadvisers to the Board based on AEFC's continuing evaluation of the subadvisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a subadviser and AEFC does not expect to recommend frequent changes in subadvisers.


Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement"). The subadvisers do not provide any services to the Fund under the Subadvisory Agreements except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"). A subadviser is allowed to use soft dollar arrangements, in which brokers provide research to a fund or its investment adviser in return for allocating fund brokerage, provided that the subadviser's procedures are acceptable to AEFC and consistent with Board and AEFC policies.


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3   --   AXP PARTNERS SMALL CAP GROWTH FUND   --   INFORMATION STATEMENT

                        TURNER INVESTMENT PARTNERS, INC.
                           BJURMAN, BARRY & ASSOCIATES
                   UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.
                       AND THE NEW SUBADVISORY AGREEMENTS

Prior to Aug. 18, 2003, separate portions of the Fund's assets were managed by INVESCO Funds Group, Inc. ("INVESCO") and Neuberger Berman Management Inc. ("Neuberger Berman"). At a meeting of the Board held on July 9-10, 2003, the Board members, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "independent Board members"), approved the recommendation of AEFC to terminate the Subadvisory
Agreements with INVESCO and Neuberger Berman and to approve new Subadvisory Agreements with Turner Investment Partners, Inc. ("Turner"), Bjurman, Barry & Associates ("BB&A"), and UBS Global Asset Management (Americas) Inc.("UBS"), which became effective in July 2003.

The recommendation to replace INVESCO and Neuberger Berman with Turner, BB&A and UBS was made by AEFC in the ordinary course of its ongoing evaluation of the subadvisers' performance and investment strategy and after extensive research of numerous candidate firms and analysis of each candidate's people, philosophy, investment process and long-term performance record. The recommendation to hire Turner, BB&A and UBS was based on AEFC's belief that Turner, BB&A and UBS are high quality subadvisers with a demonstrated ability to manage assets and manage overall risk of a portfolio and would be appropriately suited to co-manage the Fund with the Fund's other subadvisers.

Under the IMS Agreement, the Fund pays AEFC a fee as follows:

AXP Partners Small Cap Growth

Assets (billions)          Annual rate at each asset level
First $0.25                            0.920%
Next   0.25                            0.895
Next   0.25                            0.870
Next   0.25                            0.845
Next   1.00                            0.820
Over   2.00                            0.795

From this fee, AEFC will pay the subadvisers at the following rates:

o Turner: 0.60% on the first $50 million gradually reducing to 0.50% over $150 million.

o BB&A: 0.80% on the first $10 million gradually reducing to 0.60% over $50 million.

o    UBS: 0.55% on the first $150 million and 0.50% thereafter.

The fee paid by AEFC to INVESCO was 0.55% on the first $250 million and 0.52% thereafter. The fee paid by AEFC to Neuberger Berman was 0.57% on the first $250 million and 0.55% thereafter. For the last fiscal year, the following fees were paid to AEFC, INVESCO and Neuberger Berman.

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4   --   AXP PARTNERS SMALL CAP GROWTH FUND   --   INFORMATION STATEMENT

                                                  Fees paid       Fees paid
                                     Fees paid    by AEFC to      by AEFC to
                                      to AEFC*      INVESCO    Neuberger Berman
AXP Partners Small Cap Growth
(fiscal year ended 3/31/2003)        $1,747,120     $352,173      $365,908

* AEFC uses these fees to pay all three subadvisers.

Other than the identity of the subadviser, the fee schedule, and the effective and renewal dates, there are no material differences between the INVESCO and Neuberger Berman Subadvisory Agreements and the Turner, BB&A and UBS Subadvisory Agreements.

INFORMATION ABOUT TURNER

Turner, founded in 1990, has significant experience managing mutual funds. Turner invests in growth and value stocks spanning all market capitalizations and bonds of various maturity averages. As of June 30, 2003, Turner had approximately $9.7 billion in assets under management. Turner, with principal offices at 1205 Westlakes Drive, Suite 350, Berwyn, PA, 19312, is an employee owned investment management firm. The following table provides information on the principal executive officers and directors.


Name                                                                          Title and Principal Occupation

Robert E. Turner                   Chairman and Chief Investment Officer-Growth Equities, Board of Directors

Mark D. Turner                   Vice Chairman/Senior Portfolio Manager/Security Analyst, Board of Directors

Christopher K. McHugh                Senior Portfolio Manager/Security Analyst-Principal, Board of Directors

Stephen J. Kneeley                                 President and Chief Executive Officer, Board of Directors

Thomas R. Trala                                                                      Chief Financial Officer

John H. Grady                                                                                General Counsel

Other Funds with Similar Investment Objectives Managed by Turner

                                  Assets ($ millions)
Name                               as of June 30, 2003          Management Fee*
Turner Small Cap Growth Fund         $172 million                 1.00 %

* Annual rate based on average daily net assets.

INFORMATION ABOUT BB&A

BB&A has been engaged in the investment management business since 1970, and provides investment advisory services to individuals and institutional clients. As of June 30, 2003, BB&A had approximately $1.1 billion in assets under management. BB&A's principal offices are located at 10100 Santa Monica Boulevard, Suite 1200, Los Angeles, CA, 90067-4103. The following table provides information on the principal executive officers and directors of BB&A.


Name                                                          Title and Principal Occupation

G. Andrew Bjurman                                      President and Chief Executive Officer
O. Thomas Barry III             Senior Executive Vice President and Chief Investment Officer

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5   --   AXP PARTNERS SMALL CAP GROWTH FUND   --   INFORMATION STATEMENT

Other Funds with Similar Investment Objectives Managed by BB&A

                                        Assets ($ millions)
Name                                    as of June 30, 2003     Management Fee*
Bjurman, Barry Small Cap Growth Fund     $  8 million                 1.00%
Bjurman, Barry Micro-Cap Growth Fund     $695 million                 1.00%


* Annual rate based on average daily net assets.

INFORMATION ABOUT UBS

UBS is a registered investment advisor. As of June 30, 2003, UBS had approximately $36.6 billion in assets under management. UBS, with principal offices at One North Wacker Drive, Chicago, IL, 60606, is an indirect, wholly owned subsidiary of UBS AG and a member of the UBS Global Asset Management Division, which had approximately $419 billion in assets under management as of June 30, 2003. UBS AG is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services industry. The following table provides information on the principal executive officers and directors of UBS.

Name                               Principal Position                          Other Principal
                                             with UBS                                Positions
Jeffrey J. Diermeier, CFA    Chief Investment Officer                                      N/A

Brian M. Storms               Chief Executive Officer                  Chief Executive Officer
                                         and Director               and Director of UBS Global
                                                               Asset Management (New York) Inc.

Amy R. Doberman                        Secretary and                    Chief Legal Officer of
                                  Chief Legal Officer     UBS Global Asset Management (US) Inc.

Robert P. Wolfangel, Jr.      Chief Financial Officer               Chief Financial Officer of
                                                          UBS Global Asset Management (US) Inc.


Other Funds with Similar Investment Objectives Managed by UBS

                                            Assets ($ millions)
Name                                        as of June 30, 2003                              Management Fee*

U.S. Small Cap Growth Fund                     $53 million                                             1.00%

JP Morgan Multi-Manager Small-Cap Fund          $2 million                                             0.55%

Ohio National Small Cap Growth Portfolio       $14 million                    0.65% of the first $50 million
                                                                              0.60% of the next $100 million
                                                                  0.50% of the net assets above $150 million

Principal Partners Small Cap Growth Fund      $9.5 million                             On aggregated assets:

Principal Partners Small Cap Growth Fund II   $109 million                    0.60% of the first $50 million

Principal Variable Contracts Fund              $40 million                    0.55% of the next $250 million
                                                                              0.45% of the next $300 million


* Annual rate based on average daily net assets.

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6   --   AXP PARTNERS SMALL CAP GROWTH FUND   --   INFORMATION STATEMENT

In evaluating the recommendation to hire Turner, BB&A and UBS as the subadvisers for the Fund, for each subadviser the Board considered, among other factors:

o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of its personnel and its financial condition.

o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

o    The subadviser's proposed investment strategy for the Fund.

o The fund's long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

o    The investment management fee paid by Fund shareholders will not change.

The terms of the Subadvisory Agreement are consistent with the language of the registration statement of the Fund and the IMS Agreement between the Fund and AEFC.

Based on the foregoing analysis, the Board concluded that the approval of each Subadvisory Agreement is in the best interests of the Fund and its shareholders.

AEFC, subject to the approval of the Board, decides the proportion of Fund assets to be managed by each subadviser and may change these proportions at any time. As of June 30, 2003, the Fund's assets were managed as follows:

             RS Investment
            Management, L.P.          INVESCO         Neuberger Berman

                 36%                    34%                  30%

FINANCIAL INFORMATION

The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 70100 AXP Financial Center, Minneapolis, Minnesota 55474 or calling (800) 862-7919, or via the Web site at www.americanexpress.com.

RECORD OF BENEFICIAL OWNERSHIP

As of the record date of June 30, 2003 no shareholder owned 5% or more of AXP Partners Small Cap Growth Fund's outstanding shares.

As of June 30, 2003, Board members and officers of the Fund owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.


Oct. 1, 2003


By Order of the Board of Directors

Leslie L. Ogg, Secretary

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7   --   AXP PARTNERS SMALL CAP GROWTH FUND   --   INFORMATION STATEMENT

AXP Partners Small Cap Growth Fund
70100 AXP Financial Center
Minneapolis, MN 55474


S-6301-3 A (10/03)